                                                     Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
First Nationwide Preferred Capital Corporation:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                        KPMG Peat Marwick LLP

Dallas, Texas
January 2, 1997